Exhibit 99.1

Sonim Partners with FIH Mobile for Next Generation Rugged Feature Phones

AUSTIN, TX – March 4, 2021 – Sonim Technologies, Inc. (Nasdaq: SONM), today announced the selection of FIH Mobile (“FIH”), a subsidiary of Foxconn, to support the engineering and manufacturing of Sonim’s next generation feature phones. These future devices are expected to leverage QUALCOMM chipsets and feature the unique characteristics that have built Sonim’s reputation for the most rugged mobile phones available.

“We selected FIH for this important partnership due to its globally recognized comprehensive cell phone design, development and production capabilities, which will enable us to accelerate the deployment of our highest volume devices in a cost-efficient way,” said Tom Wilkinson, Chief Executive Officer. “Additionally, by selecting FIH, Sonim’s next generation of feature phone devices will be made at facilities in Vietnam and leverage FIH’s unique experience in rugged device manufacturing and working with all US Carriers.”

Sonim expects to benefit from FIH’s integrated ODM services, including hardware, software, certification and manufacturing. Additionally, working with FIH will provide Sonim access to a best-in-class supply chain and manufacturing process. The first devices are expected to come to market in the third quarter of 2021.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. The Sonim solution includes ultra-rugged mobile phones, a suite of industrial-grade accessories, and data and workflow applications which are collectively designed to increase worker productivity, communication and safety on the job site. For more information, visit www.sonimtech.com.

About FIH Mobile Limited

As a subsidiary of Hon Hai and a leader in the mobile device industry worldwide, FIH offers a vertically integrated design, development, and manufacturing services, that is a comprehensive range of end-to-end engineering services and manufacturing services to its customers in respect of handsets, mobile/wireless communication devices and consumer electronic products. In light of moving into Internet era and exploring new business opportunities, FIH has also been engaged in 5G, IoV (Internet of Vehicle) and AI for building up the Internet and the mobile ecosystem. Visit our website at http://www.fihmb.com/

Important Cautions Regarding Forward-Looking Statements

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, future growth, profitability, continued market acceptance of the Company’s products. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include

Sonim’s ability to continue to generate positive cash flow, and ability to be profitable; anticipated trends, such as the use of and demand for its products; its ability to attract and retain customers to purchase and use its products; its ability to attract wireless carriers as customers for its products; the evolution of technology affecting its products and markets; its ability to successfully address the technical issues identified with respect to its products; its ability to introduce new products and enhance existing products, as well as the other potential factors described under “Risk Factors” included in Sonim’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, the Form 10-Q for the three months ended June 30, 2020, and the Form 10-Q for the three months ended September 30, filed November 12, 2020, and other documents on file with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Robert Tirva, Chief Financial Officer

Sonim Technologies, Inc.

IR@sonimtech.com

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200